SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



Date of Report (Date of Earliest Event Reported):       August 13, 1997



                              COMFORCE Corporation
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             (Exact Name of Registrant as Specified in its Charter)



                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)



        1-6081                                           36-2262248
(Commission File Number)                    (I.R.S. Employer Identification No.)




2001 Marcus Avenue, Lake Success, NY                                       11042
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(Address of Principal Executive Offices)                              (Zip Code)




Registrant's Telephone Number, Including Area Code:      (516) 328-7300



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ITEM 5.  OTHER EVENTS.


     On August 13, 1997, COMFORCE Corporation, a Delaware corporation ("COMFORCE" or the "Registrant") executed an Agreement and Plan of Merger (the "Merger Agreement") by and among the Registrant, COMFORCE Columbus, Inc., a New York corporation and wholly-owned subsidiary of the Registrant (the "Subsidiary") and Uniforce Services, Inc., a New York corporation ("Uniforce") pursuant to which COMFORCE, through Subsidiary, intends to acquire Uniforce. Pursuant to the Merger Agreement, COMFORCE will, subject to various conditions some of which are described below, cause Subsidiary to commence a tender offer (the "Offer") to acquire all of the outstanding shares of Common Stock, par value $0.01 per share, of Uniforce ("Uniforce Common Stock") for $28 per share in cash and $4 per share of Common Stock, par value $0.01 per share of COMFORCE ("COMFORCE Common Stock") valued at the average of the closing price of a share of COMFORCE Common Stock for the three trading days immediately preceding and three trading days immediately following the public announcement of the Offer (collectively the "Per Share Amount"). The Merger Agreement also provides for the merger of Subsidiary into Uniforce (the "Merger"), subject to various conditions some of which are described below, pursuant to which all holders of Uniforce Common Stock who have not tendered their stock to Subsidiary will receive the Per Share Amount and Uniforce will become a wholly-owned subsidiary of COMFORCE.

     COMFORCE is preparing a Registration Statement on Form S-4 which it intends to promptly file with the Securities and Exchange Commission (the "SEC") to register the COMFORCE Common Stock. Pursuant to the Merger Agreement, the Offer will be commenced as soon as reasonably practicable after the Registration Statement is declared effective by the SEC.

     Once the Offer is commenced, pursuant to the Merger Agreement, COMFORCE's obligation to accept for payment and pay for shares of Uniforce Common Stock pursuant to the Offer is subject to the condition that at least that number of shares of Uniforce Common Stock that, when combined with the shares already owned by Subsidiary, constitute at least 66.66% of the then outstanding shares of Uniforce Common Stock shall have been validly tendered and not withdrawn prior to the expiration of the Offer, and is subject to certain other conditions set forth in the Merger Agreement. In addition, the Merger is subject to various conditions set forth in the Merger Agreement, and may also be terminated by either party in circumstances specified in the Merger Agreement.

     Also on August 13, 1997, the Registrant signed a certain Stockholders Agreement (the Stockholders Agreement") with each of John Fanning and the Fanning Limited Partnership, L.P., a Georgia limited partnership, (collectively the "Stockholders") who collectively hold in excess of 59% of the voting shares of Uniforce Common Stock outstanding. Pursuant to the Stockholders Agreement, among other things, the Stockholders agreed to tender (and not withdraw) their shares of Uniforce Common Stock to Subsidiary pursuant to the Offer and to vote their shares of Uniforce Common Stock in favor of the Merger and against any other business combination or fundamental change transaction or any other action which could reasonably be expected to impede, interfere with, delay, postpone, or materially adversely affect the Offer or the Merger. The Stockholders also granted COMFORCE a proxy to vote their shares of Uniforce Common Stock as outlined above.


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The  obligations  of the  Stockholders  pursuant to the  Stockholders  Agreement generally terminate upon the termination of the Merger Agreement pursuant to its terms.

     Copies of each of the Merger Agreement and the Stockholders Agreement are being filed herewith as exhibits. The summary of the terms thereof set forth above is intended to be merely a summary and is not complete. Reference is made to the actual agreements which speak for themselves.

     (c)  Exhibits

2.1 Agreement and Plan of Merger, dated as of August 13, 1997, by and among COMFORCE Corporation, COMFORCE Columbus, Inc. and Uniforce Services, Inc.

2.2 Stockholders Agreement, dated as of August 13, 1997, by and among COMFORCE Corporation, COMFORCE Columbus, Inc., John Fanning and Fanning Limited Partnership, L.P.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      COMFORCE Corporation
                                      (Registrant)



                                      By /s/ Andrew Reiben
                                        -------------------------------------
                                      Andrew Reiben, Chief Accounting Officer

Dated: August 20, 1997